                                                                    Exhibit 10.1

                              SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT dated as of July 2, 2001, by and among Return Assured, Inc. ("Return"), and Eli E. Hertz ("Hertz").

         WHEREAS, Hertz has commenced a law suit (the "Law Suit") against Return by motion for summary judgment in the Supreme Court of New York (the "Court"), Index Number 2602416 seeking the collection of the principal plus interest on Return's $290,000 Note of October 16th, 2000 (the "Note") payable to the order of Hertz; and

         WHEREAS, the argument on the motion has been scheduled by the Court for September 5, 2001; and

         WHEREAS, parties have heretofore agreed to settle this matter on the terms and conditions hereinafter set forth

         NOW THEREFORE, it is agreed as follows:

         1. Acknowledgment of Debt. Return acknowledges its debt to Hertz on the Note $200,000 representing the principal of the Note (after deduction of $90,000 paid in connection with the vacation of the premises of 75 Varick Street) plus $10,000 representing interest at the rate of 10% per annum from October 16, 2000 to April 17, 2001, its maturity date, plus interest from April 17, 2001 to the date of payment at the rate of 21% per annum (collectively the "Settlement Sum").

         2. Dismissal of Law Suit. The law suit shall be dismissed with prejudice and counsel for the parties have executed a stipulation to this effect for filing with the Court.
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         3. Payment of Debt. Return agrees to pay Hertz the Settlement Sum by delivering to him a certified or cashier's check in that amount on or before the close of business on October 8, 2001 (the "Closing Date").

         4. Pledge of Hergo Stock. Return has agreed to secure the Settlement Sum by pledging and delivering to the Escrow Agent as hereinafter provided, 200 shares of the Common Stock of Hergo Ergonomics Support Systems, Inc., its wholly owned subsidiary ("Hergo"), representing all the issued and outstanding Hergo Stock.

         5. Return's Representations and Warrants. Return represents and warrants that it has the authority to enter into and to perform this Settlement Agreement, that the 200 shares of Hergo Common Stock which it is delivering to the Escrow Agent, represents all the issued and outstanding stock of Hergo and that Hertz upon acquiring the title to the Hergo stock, pursuant to this Agreement, will own the stock, free and clear of any claims or encumbrances whatsoever. This representation is based on the assumption that Hertz Technology Group, Inc. owned all the outstanding shares of Hergo consisting of 200 shares at the time of its merger with Return under the Agreement and Plan of Merger made as of July 13, 2000.

         6. Return's Covenant. Return covenants that:

                  (a) it will not suffer or take any action which will impair the effectiveness and validity of this agreement or the right of Hertz to acquire full and unfettered title to the outstanding stock of Hergo pursuant to the terms of this Agreement and that it will not issue any additional shares or rights to acquire any additional shares of Hergo stock.


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                  (b) it will from the date hereof through and including the date the Hergo Stock is distributed by the Escrow Agent under either 8(a) or (b) notify Hertz and the Escrow Agent immediately if any claim has been asserted by any stockholder or creditor of Return or by any other party making a claim directly or indirectly challenging the validity of the collateral security arrangement provided herein or the right of Hertz upon assuming possession of the Hergo Stock under
                  Section 8(a) to own title to all the outstanding stock of Hergo free and clear of any encumbrances, liens or assessments with a description of any such claims (the "Return Notification")

         7. Escrow Documents. To give effect to the understanding of the parties, Return and/or Hertz has delivered the following documents (the "Escrow Documents") to Morse, Zelnick, Rose & Lander, LLP (the "Escrow Agent") who has agreed to act as escrow agent under the terms and conditions set forth herein:

                  (a) A duly executed affidavit for confession of judgment (the "Confession of Judgment") by Return in the amount of $210,000 plus interest at 21% per annum from April 17, 2001 to the date of payment;

                  (b) Certificates for 200 shares of Common Stock by Hergo, together with duly executed Stock Powers endorsed in blank ("the Hergo Stock");

                  (c) General release of Hertz by Return (the "Return Release"); and

                  (d) General release of Return by Hertz (the "Hertz Release).

         8. Disposition of Escrow Documents. The Escrow Agent shall dispose of the documents held in escrow as follows:


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                  (a) If the Settlement Sum is received by Hertz on or before the Closing Date, the Escrow Agent shall return the Hergo Stock and the Confession of Judgment to Return and shall deliver the Return Release to Hertz and the Hertz Release to Return;

                  (b) If the Settlement Sum is not received by Hertz on or before the Closing Date and Hertz so notifies the Escrow Agent, with copy to Return, (the "Default Notice"):

                           (i) the Escrow Agent shall within five (5) business days after the receipt of the Default Notice deliver the Hergo Stock to Hertz and, if no Return Notification, as defined in Section 6(b) (or a notice by Hertz that a claim of the type described in
                           Section 6(b) has been asserted directly against him), shall have been received by the Escrow Agent, or if not so received and Hertz does not make the election in Section 8(b)

                           (ii) below, the Escrow Agent shall also deliver the Return Release to Hertz and shall deliver the Confession of Judgment and Hertz Release to Return. Return and Hertz acknowledge that the Hergo Stock delivered to Hertz under this subsection shall be taken by Hertz in full and complete satisfaction of the Settlement Sum and any and all obligations covered by the Hertz Release; or (ii) if a Return Notification, as defined in Section 6(b), (or a notice by Hertz that a claim of the type described in
                           Section 6(b) has been asserted directly against him) is received by the Escrow Agent prior to the return of the Hergo Stock, under Section 8(b) and Hertz by notice to Return and the Escrow Agent elects to retain the Confession of Judgment and to take possession of the Hergo Stock not in satisfaction of Return's obligation but


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                           as collateral security for the payment of the
                           Confession of Judgment, the Escrow Agent shall also deliver to Hertz the Confession of Judgment and in this case destroy the Hertz Release and the Return Release. The Hergo Stock when delivered to Hertz shall be held by him as a Secured Party, as defined under the New York Uniform Commercial Code, securing the payment of the Confession of Judgment.

         9. General Terms and Standards Regarding the Escrow Agent. Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

                  (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of the Escrow Documents), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including without limitation against prior parties or otherwise).

                  (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document between or among the parties (whether or not reference to any such other agreement or documents expressed herein) other than this Agreement.


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                  (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property.

                  (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgment, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

                  (e) Neither the Escrow Agent nor any of its partners or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its partners or employees, or for any mistake of fact or law, or for anything which it, or any of its partners or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except, to the extent the same constitutes gross negligence, or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages.

                  (f) The Escrow Agent may consult with, and obtain advice from, legal counsel with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by the Escrow Agent in good faith in accordance with the opinion and directions of such counsel.


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                  (g) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a partner charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

                  (h) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgment involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

                  (i) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

                  (j) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                  (k) In no event shall the Escrow Agent have any liability for any failure or inability of any of the parties to perform or observe its duties under the Agreement, or by reason of a breach of this Agreement by either of the parties. In no event shall the Escrow Agent be obligated to take any action against either of the Parties to compel performance hereunder.

                  (l) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any


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                  proceeding it may deem necessary to resolve any matter or
                  dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the Parties to appoint a successor, as provided in Section 7).

                  (m) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain any of the documents held in escrow, until and unless it receives written instruction signed by all parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

                  (n) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Documents (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Document), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity notwithstanding that though such order, judgment, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.


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
         10. Indemnification. Each of Hertz and the Return, jointly and severally, hereby covenants and agrees to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability or of advising the Escrow Agent as to its duties hereunder), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence.

         11. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the first business day after it is sent (as evidenced by its postmark) by registered or certified mail, return receipt requested, postage prepaid, or on the first business, day after it is sent (as evidenced by the courier's receipt) via a reputable overnight courier service, in each case to the intended recipient as set forth below:

         If to Return Assured:              Matt Sebal, President
                                            Return Assured, Inc.
                                            885 West Georgia
                                            Suite 2240
                                            Vancouver, BC V6C 3E8
                                            Canada

         With Copy to:                      Kaplan Gottbetter & Levinson, LLP
                                            630 Third Avenue
                                            New York, NY 10017-6705
                                            Attn:    Steven M. Kaplan, Esq.


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
         If to Hertz:               Eli E. Hertz
                                    24 Greenway South
                                    Forest Hills, N.Y. 11375

         With copy to:              Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, NY 10022
                                    Attn: Howard L. Weinreich, Esq.
                                    Fax: (212) 838-9190

         If to Escrow Agent:        Morse, Zelnick, Rose & Lander
                                    450 Park Avenue,
                                    New York, NY 10022
                                    Attn: Howard L. Weinreich
                                    Fax: (212) 838-9190

         Any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

         Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

         13. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Agreement, not less than 60 days prior to the date when such resignation shall take effect. Hertz may appoint a


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successor Escrow Agent with the consent of Return, which shall not be unreasonably withheld. If, within such notice period, Hertz provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of the Escrow Documents then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Escrow Property to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

         14. General.

                  (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York of the United States without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

                  (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                  (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No


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                  waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  (e) Amendment. This Agreement may be amended only with the written consent of the parties and the Escrow Agent.

                  (f) Cooperation. The parties hereto shall cooperate with each other in the matters covered by this Agreement and shall execute and exchange such documents as may be necessary or desirable to give effect to transactions contemplated hereunder.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                                 /s/ Eli E. Hertz
                                                 ------------------------------
                                                 ELI E. HERTZ


                                                 RETURN ASSURED, INC.


                                                 By: /s/ Matthew Sebal
                                                     --------------------------


Escrow Terms Agreed to and Accepted:

Morse, Zelnick, Rose & Lander, LLP, Escrow Agent



By: /s/ Howard L. Weinreich
    --------------------------------------------


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